As filed with the Securities and Exchange Commission on June 25, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIVO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0463167
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2160 Gold Street Alviso, California 95002

(408) 519-9100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David H. Courtney

Chief Financial Officer and Executive Vice President,

Worldwide Operations and Administration

TiVo Inc.

2160 Gold Street

Alviso, California 95002

(408) 519-9100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To:

Laura L. Gabriel

Keith Benson

Latham & Watkins LLP

505 Montgomery Street, Suite 1900

San Francisco, California 94111

(415) 391-0600

Approximate date of commencement of proposed sale to the public:    From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-53152

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee

Common Stock, $0.001 par value per share (3)	$4,553,760	$368.40

(1)	In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies. The proposed maximum offering price per share will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement.
(2)	Estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $4,553,760 or the equivalent thereof in one or more foreign currencies or composite currencies.
(3)	Each share of common stock includes a right to purchase one one-hundredth of a share of the registrant’s Series B Junior Participating Preferred Stock, par value $0.001 per share. The rights to purchase shares of the registrant’s Series B Junior Participating Preferred Stock are attached to and trade with the shares of the registrant’s common stock being registered hereby. Value attributed to such rights, if any, is reflected in the market price of the registrant’s common stock.

EXPLANATORY NOTE

This registration statement is being filed to register an additional $4,553,760 of shares of our common stock, par value $.001 per share pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-53152) filed with the Securities and Exchange Commission (the “Commission”) on January 3, 2001, as amended by Amendment No. 1 filed on January 24, 2001, Post-Effective Amendment No. 1 filed on December 21, 2001, Post-Effective Amendment No. 2 filed on February 14, 2002 and Post-Effective Amendment No. 3 filed on February 25, 2002.

The financial statements incorporated by reference in this registration statement for the one-month transition period ended January 31, 2001 and the calendar year ended December 31, 2000 have been incorporated by reference in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting. Arthur Andersen LLP has not consented to incorporation by reference of their report in this registration statement, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report in this registration statement, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements.

EXHIBITS

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of TiVo Inc., filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 and incorporated herein by reference.

4.2	Amended and Restated Bylaws of TiVo Inc., filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1, File No. 333-83515 and incorporated herein by reference.

4.3	Form of Indenture, filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3, File No. 333-53152 and incorporated herein by reference.

4.4*	Form of Debt Securities.

4.5*	Form of Warrant Agreement, if any, including form of Warrant.

4.6	Form of Common Stock Certificate, filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1, File No. 333-83515 and incorporated herein by reference.

4.7*	Form of Preferred Stock Certificate.

4.8	Certificate of Designations of TiVo Inc., establishing the terms of the Company’s Series B Junior Participating Preferred Stock, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 17, 2001, and incorporated herein by reference.

4.9	Certificate of Correction filed to correct a certain error in the Certificate of Designations of TiVo Inc., filed as Exhibit 4.2 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed on January 19, 2001, and incorporated herein by reference.

4.10	Rights Agreement, dated as of January 16, 2001, between TiVo Inc. and Wells Fargo Shareowner Services, as Rights Agent, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on January 19, 2001, and incorporated herein by reference.

4.11	First Amendment to Rights Agreement, dated as of February 20, 2001, between TiVo Inc. and Wells Fargo Shareowner Services, as Rights Agent, filed as Exhibit 10 to the Company’s Current Report on Form 8-K filed on February 28, 2001, and incorporated herein by reference.

5.1	Opinion of Latham & Watkins LLP.

12.1	Statement regarding Computation of Ratios.

23.1	Independent Auditors’ Consent.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney, included in the signature page to the Company’s Registration Statement on Form S-3, File No. 333-53152 and incorporated herein by reference.

25.1**	Statement of Eligibility of trustee on Form T-1.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.
**	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

Arthur Andersen LLP has not consented to the incorporation by reference of their audit report in this Registration Statement on Form S-3, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alviso, state of California, on the 25th day of June, 2003

TIVO INC.

By:	/s/ DAVID H. COURTNEY
Chief Financial Officer, Executive Vice President World Wide Operations and Administration (Principal Financial and Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Michael Ramsay	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer	June 25, 2003

/s/ DAVID H. COURTNEY David H. Courtney	Executive Vice President World Wide Operations and Administration and Chief Financial Officer (Principal Financial and Accounting Officer) and Director	June 25, 2003

* James Barton	Director	June 25, 2003

* Geoffrey Y. Yang	Director	June 25, 2003

Mark W. Perry	Director

* Randy Komisar	Director	June 25, 2003

* Larry N. Chapman	Director	June 25, 2003

* John S. Hendricks	Director	June 25, 2003

David M. Zaslav	Director

* By:	/s/ DAVID H. COURTNEY
David H. Courtney attorney-in-fact

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of TiVo Inc., filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000 and incorporated herein by reference.

4.2	Amended and Restated Bylaws of TiVo Inc., filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-1, File No. 333-83515 and incorporated herein by reference.

4.3	Form of Indenture, filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3, File No. 333-53152 and incorporated herein by reference.

4.4*	Form of Debt Securities.

4.5*	Form of Warrant Agreement, if any, including form of Warrant.

4.6	Form of Common Stock Certificate, filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1, File No. 333-83515 and incorporated herein by reference.

4.7*	Form of Preferred Stock Certificate.

4.8	Certificate of Designations of TiVo Inc., establishing the terms of the Company’s Series B Junior Participating Preferred Stock, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 17, 2001, and incorporated herein by reference.

4.9	Certificate of Correction filed to correct a certain error in the Certificate of Designations of TiVo Inc., filed as Exhibit 4.2 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed on January 19, 2001, and incorporated herein by reference.

4.10	Rights Agreement, dated as of January 16, 2001, between TiVo Inc. and Wells Fargo Shareowner Services, as Rights Agent, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on January 19, 2001, and incorporated herein by reference.

4.11	First Amendment to Rights Agreement, dated as of February 20, 2001, between TiVo Inc. and Wells Fargo Shareowner Services, as Rights Agent, filed as Exhibit 10 to the Company’s Current Report on Form 8-K filed on February 28, 2001, and incorporated herein by reference.

5.1	Opinion of Latham & Watkins LLP.

12.1	Statement regarding Computation of Ratios.

23.1	Independent Auditors’ Consent.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney, included in the signature page to the Company’s Registration Statement on Form S-3, File No. 333-53152 and incorporated herein by reference.

25.1**	Statement of Eligibility of trustee on Form T-1.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.
**	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

Arthur Andersen LLP has not consented to the incorporation by reference of their audit report in this Registration Statement on Form S-3, and we have dispensed with the requirement to file their consent in reliance on Rule 437a under the Securities Act.